SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑       Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Motorola Mobility Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required. (See explanatory note below)

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

November 3, 2011

Dear Fellow Stockholder:

We recently mailed to you proxy materials related to the Special Meeting of Stockholders of Motorola Mobility Holdings, Inc. to be held on Thursday, November 17, 2011.

At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement under which Motorola Mobility would be acquired by Google Inc. and related matters. We entered into this merger agreement on August 15, 2011. If the merger agreement is adopted and the merger is completed, Motorola Mobility will become a wholly owned subsidiary of Google and you, as a holder of Motorola Mobility common stock, will be entitled to receive $40.00 in cash, without interest and less any applicable tax withholdings, for each share of Motorola Mobility common stock owned by you at the consummation of the merger.

According to our latest records, we have not received your voting instructions for this important meeting.  Your vote is extremely important, no matter how many shares you hold.

The Motorola Mobility Board has unanimously determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, Motorola Mobility stockholders and unanimously recommends that you vote “FOR” the adoption of the merger agreement, “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Motorola Mobility’s named executive officers in connection with the merger, each as fully described in the materials sent to you.

 We cannot consummate the merger unless the merger agreement is approved by holders of at least a majority of the outstanding shares of Motorola Mobility common stock.  Therefore, your failure to vote your shares will have the same effect as a vote “against” the adoption of the merger agreement and the merger.  Please vote your proxy today by telephone, via the Internet or promptly sign, date and return your proxy in the postage-paid return envelope provided.

            If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 207-3158.  On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

                                                                                                Sanjay K. Jha                                                                                                                                       Chairman and Chief Executive Officer

3 Easy Ways To Vote

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.       Vote by Telephone.  Call the toll-free number listed for this purpose on your proxy card or voting instruction form.  Have your control number, which appears on the form, ready and follow the simple instructions.

2.       Vote via Internet.  Go to the website listed on your proxy card or voting instruction form.  Have your control number, which appears on the form, ready and follow the simple instructions.

3.       Vote by Mail.  Mark, date, and sign your proxy card or voting instruction form and return it in the postage-paid envelope provided.